EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
Executive TeleCard, Ltd.
d/b/a eGlobe, Inc.
Denver, Colorado


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 19, 1999, except for Note 18, which is as of April 10, 1999 relating to the consolidated financial statements and schedule of Executive TeleCard, Inc. and subsidiaries, which is contained in that Prospectus.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 28, 1999 relating to the consolidated financial statements of IDX International, Inc. and subsidiaries, which is contained in that Prospectus.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 26, 1999 relating to the combined consolidated financial statements of Telekey, Inc. and subsidiary and Travelers Teleservices, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                            /s/ BDO Seidman, LLP

Denver, Colorado
May 10, 1999